                        NEWS RELEASE

L.B. FOSTER REALIGNS BUSINESS STRUCTURE FOR FUTURE GROWTH STRATEGIES
L.B. Foster Company (the “Company”) (NASDAQ: FSTR), today announced several changes to its global business segment reporting structure. The Company’s recent moves are designed to consolidate and better align the organization with future growth strategies.
L.B. Foster’s business portfolio and external business segment reporting structure will be consolidated into two primary segments: Rail Technologies & Services and Infrastructure Solutions. The Rail Technologies & Services segment will consist of businesses previously positioned within the Rail Products & Services segment. The Infrastructure Solutions segment will combine all businesses previously within the legacy Construction Products and Tubular and Energy Services segments. Each segment will report to a business line executive that will have responsibility for the segment’s performance.
In the Rail Technologies & Services segment, the Company has increased its emphasis in developing technology to support new products and services and deliver real benefits to customers with improved efficiency, reduced disruptions, improved passenger comfort and information, and enhanced safety. Core track products are being re-imagined, redesigned and improved with respect to resiliency and concerns around noise, vibration, and exposure to tough environmental conditions. Leveraging these technologies across new and existing products and geographic markets is a cornerstone of this segment’s growth strategy.
Infrastructure Solutions is positioned to benefit from anticipated investment in a wide range of infrastructure needs including solutions that support transportation, energy, and general infrastructure projects. Growth opportunities exist in several areas across this segment as customers seek partners with unique capabilities to solve problems with a cost effective, innovative approach. This segment provides custom engineered solutions tailored to customer specifications often supporting highly complex projects. Engineering and construction firms and general contractors look to L.B. Foster Infrastructure Solutions for design and application engineering help when addressing needs across highway, bridge, ports, railways, heavy civil, marine, water and storm water, agricultural, commercial, and residential projects. We leverage our unique capabilities using fabricated steel, precast concrete, and other systems and services from facilities that commonly manage complex projects.
Commenting on the changes, L.B. Foster President and CEO Robert Bauer said, “The alignment we’re creating within these two segments, that will report to two senior business leaders, is designed to provide clear line of sight around the opportunities for growth and asset leverage. During the past year we have focused on ways to reduce cost and streamline operations as we were faced with challenging business conditions. Our goal was to emerge stronger, leaner, and focused on the actions intended to create value for our shareholders. We took steps in 2020 to restructure certain businesses and exit others that were unattractive and didn’t have a sustainable path to acceptable returns on capital. Among our diverse businesses in the Infrastructure Solutions segment, we will challenge the team to create scale around the most attractive markets and products. We plan to share more tools and assets and expose untapped leverage opportunities with customers and back office support that should result in lower costs and improved return on capital.”

Beginning with the 2020 Annual Report filed on Form 10-K, financial results for the Company will reflect the realigned segment structure. Included in this release are restated results for 2018, 2019, and the first three quarters of 2020.
These organizational changes will not have an impact on the Company’s portfolio of products, services, and solutions.

About L.B. Foster Company
L.B. Foster Company (the “Company”) (NASDAQ: FSTR), and its subsidiaries provide products and services for the rail industry, and solutions to support critical infrastructure projects. Our innovative engineering and product development solutions inspire the safety, reliability, and performance of our customer’s challenging requirements. The Company maintains locations in North America, Europe and Asia. For more information, please visit www.lbfoster.com.
This release may contain “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements provide management's current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Sentences containing words such as “believe,” “intend,” “plan,” “may,” “expect,” “should,” “could,” “anticipate,” “estimate,” “predict,” “project,” or their negatives, or other similar expressions of a future or forward-looking nature generally should be considered forward-looking statements. Forward-looking statements in this earnings release are based on management's current expectations and assumptions about future events that involve inherent risks and uncertainties and may concern, among other things, the Company’s expectations relating to our strategy, goals, projections, and plans regarding our financial position, liquidity, capital resources, and results of operations and decisions regarding our strategic growth initiatives, market position, and product development. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. The Company cautions readers that various factors could cause the actual results of the Company to differ materially from those indicated by forward-looking statements. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Among the factors that could cause the actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties related to: the COVID-19 pandemic, and any future global health crises, and the related social, regulatory, and economic impacts and the response thereto by the Company, our employees, our customers, and national, state, or local governments; a continued deterioration in the prices of oil and natural gas and the related impact on the upstream and midstream energy markets; a continuation or worsening of the adverse economic conditions in the markets we serve, whether as a result of the current COVID-19 pandemic, including its impact on travel and demand for oil and gas, the continued deterioration in the prices for oil and gas, governmental travel restrictions, project delays, and budget shortfalls, or otherwise; volatility in the global capital markets, including interest rate fluctuations, which could adversely affect our ability to access the capital markets on terms that are favorable to us; restrictions on our ability to draw on our credit agreement, including as a result of any future inability to comply with restrictive covenants contained therein; a continuing decrease in freight or transit rail traffic, including as a result of the COVID-19 pandemic; environmental matters, including any costs associated with any remediation and monitoring; the risk of doing business in international markets, including compliance with anti-corruption and bribery laws, foreign currency fluctuations and inflation, and trade restrictions or embargoes; our ability to effectuate our strategy, including cost reduction initiatives, and our ability to effectively integrate acquired businesses or to divest businesses, such as the recent disposition of the IOS Test and Inspection Services business and acquisition of LarKen Precast, LLC and to realize anticipated benefits; costs of and impacts associated with shareholder activism; continued customer restrictions regarding the on-site presence of third party providers due to the COVID-19 pandemic; the timeliness and availability of materials from our major suppliers, including any continuation or worsening of the disruptions in the supply chain experienced as a result of the COVID-19 pandemic, as well as the impact on our access to supplies of customer preferences as to the origin of such supplies, such as customers’ concerns about conflict minerals; labor disputes; cyber-security risks such as data security breaches, malware, ransomware, “hacking,” and identity theft, a failure of which could disrupt our business and may result in misuse or misappropriation of confidential or proprietary information, and could result in the disruption or damage to our systems, increased costs and losses, or an adverse effect to our reputation; the continuing effective implementation of an enterprise resource planning system; changes in current accounting estimates and their ultimate outcomes; the adequacy of internal and external sources of funds to meet financing needs, including our ability to negotiate any additional necessary amendments to our credit agreement or the terms of any new credit agreement, and reforms regarding the use of LIBOR as a benchmark for establishing applicable interest rates; the Company’s ability to manage its working capital requirements and indebtedness; domestic and international taxes, including estimates that may impact taxes; domestic and foreign government regulations, including tariffs; economic conditions and regulatory changes caused by the United Kingdom’s exit from the European Union; a lack of state or federal funding for new infrastructure projects; an increase in manufacturing or material costs; the loss of future revenues from current customers; and risks inherent in litigation and the outcome of litigation and product warranty claims. Should one or more of these risks or uncertainties materialize, or should the assumptions underlying the forward-looking statements prove incorrect, actual outcomes could vary materially from those indicated. Significant risks and uncertainties that may affect the operations, performance, and results of the Company’s business and forward-looking statements include, but are not limited to, those set forth under Item 1A, “Risk Factors,” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2019, or as updated and amended by other current or periodic filings with the Securities and Exchange Commission.
Investor Relations:
Stephanie Listwak
(412) 928-3417
investors@lbfoster.com
L.B. Foster Company
415 Holiday Drive
Suite 100
Pittsburgh, PA 15220

	Nine Months Ended September 30, 2020			Nine Months Ended September 30, 2020
	Prior Segment Structure			New Segment Structure
	Rail Products and Services	Construction Products	Tubular and Energy Services[1]	Rail Technologies and Services	Infrastructure Solutions
	(Unaudited)			(Unaudited)
Net Sales	$209,131	$108,925	$63,779	$209,131	$172,704
Gross Profit	40,470	15,964	16,887	40,470	32,851
Gross Profit Percentage	19.4%	14.7%	26.5%	19.4%	19.0%
Segment Profit	10,729	1,623	7,213	10,729	8,836
Segment Profit Percentage	5.1%	1.5%	11.3%	5.1%	5.1%

	Year Ended December 31, 2019			Year Ended December 31, 2019
	Prior Segment Structure			New Segment Structure
	Rail Products and Services	Construction Products	Tubular and Energy Services[1]	Rail Technologies and Services	Infrastructure Solutions
	(Unaudited)			(Unaudited)
Net Sales	$321,808	$182,486	$112,134	$321,808	$294,620
Gross Profit	63,667	25,501	31,770	63,667	57,271
Gross Profit Percentage	19.8%	14.0%	28.3%	19.8%	19.4%
Segment Profit	19,641	5,726	17,889	19,641	23,615
Segment Profit Percentage	6.1%	3.1%	16.0%	6.1%	8.0%

	Year Ended December 31, 2018			Year Ended December 31, 2018
	Prior Segment Structure			New Segment Structure
	Rail Products and Services	Construction Products	Tubular and Energy Services[1]	Rail Technologies and Services	Infrastructure Solutions
	(Unaudited)			(Unaudited)
Net Sales	$319,524	$158,653	$102,887	$319,524	$261,540
Gross Profit	62,307	22,899	28,262	62,307	51,161
Gross Profit Percentage	19.5%	14.4%	27.5%	19.5%	19.6%
Segment Profit	19,468	6,798	14,789	19,468	21,587
Segment Profit Percentage	6.1%	4.3%	14.4%	6.1%	8.3%
1 Tubular and Energy Services excludes the results of Test and Inspection Services as a result of the September 4, 2020 sale of the business. Results of Test and Inspection Services are included in discontinued operations.